                                                                   EXHIBIT 10.53


                             CONSULTING AGREEMENT
                             --------------------


     AGREEMENT made as of this 13th day of November 1992, by and between PARTECH HOLDINGS CORPORATION, a Delaware corporation, with its principal executive offices located at 3366 Riverside Drive, Columbus, Ohio 43221 ("Partech") and M.S. FARRELL & CO., INC., a New York corporation, with its principal executive offices located at 67 Wall Street, New York, New York 10005 ("Farrell").



                             W I T N E S S E T H:

     WHEREAS, Farrell is being engaged to assist Partech in strategic planning, the development of business plans and in conceiving, arranging, structuring and negotiating business combinations.

     WHEREAS, in order to ensure the delivery by Farrell to Partech of ongoing consulting and advisory services, Farrell and Partech wish to enter into this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

     1.   Term.  Farrell  hereby  agrees to act as consultant on behalf of
          -----
Partech for the twenty four month term commencing on the date hereof ("Effective Date") and terminating on the twenty four month anniversary of the Effective Date, and as such will provide the consulting services described herein.

     2.   Services.  The consulting services to be provided by Farrell pursuant
          ---------
to the terms of this Agreement shall include, but shall not be limited to; the identification, evaluation and analysis of potential mergers: asset, business or other acquisitions; and other business combinations (hereinafter "business combinations"); review and analysis of documents relating to said business combinations; evaluation of potential investment opportunities; introducing and/or arranging for introductions between members of the business community and Partech; attending meetings with potential third parties relating to the evaluation, structuring and/or consummation of business combination transactions; rendering assistance and consultation with respect to negotiations undertaken by Partech with respect to potential business combinations; and assisting in the structuring and implementation of business combinations.

     Farrell further agrees to devote substantial (but not exclusive) time toward the performance of its duties hereunder. In addition, Farrell hereby agrees that it will perform its duties hereunder in a reasonable prompt manner and that it will undertake and perform all projects, assignments and tasks reasonably requested by Partech relating to services described in the preceding paragraph. Farrell further agrees not to retain the services of any third party in connection with the services to be rendered hereunder, without Partech's prior written consent. Farrell shall have reasonable discretion in determining the amount of time necessary to perform the services required hereunder. It is not intended that such services require full time and effort by Farrell or any of its employees. Partech acknowledges that Farrell and/or its affiliates are in the business of providing consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict Farrell in conducting such business with respect to others, or in rendering such advice to others.

     3.   Payment for Services.  In consideration for the services to be
          ---------------------
performed hereunder by Farrell, Partech hereby agrees to pay Farrell (a) the sum of $5,000 as an initial retainer upon the execution of this Agreement; and (b) the sum of $2,250 per month on the first day of each month during the term hereof with the first monthly payment being due upon the execution of this Agreement. In the event Partech obtain gross proceeds of at least $1,000,000 (the "Target Amount") through the efforts of Farrell, either pursuant to this Agreement or otherwise, the monthly payment of $2,250 shall be increased to $3,000 for each month commencing subsequent to the date Partech obtains the Target Amount. Of said monthly payment, $500 shall be a monthly non-fundable advance payment of expenses to be incurred by Farrell. In connection with any and all business combinations commenced by Partech during the term of this Agreement, Farrell shall also be entitled to receive from Partech transactional fees in accordance with the Schedules attached hereto as Exhibits 1 and 2. The monthly fee shall not be applied against the transactional fees earned in accordance with Exhibits 1 and 2. Partech agrees to reimburse Farrell for its out-of-pocket expenses, in excess of $500 per month, incurred hereunder, provided Farrell provides Partech with documentation for such expenses in excess of $500 per month and, provided further, that until and unless the Target Amount is obtained by Partech, all expenses of Farrell in excess of the $500 monthly non-refundable advance shall be submitted to Partech for its prior written approval. Partech shall reimburse Farrell within ten days of the receipt of such documentation from Farrell.

     4.   Equity Compensation.  (a) In consideration for Farrell entering into
          --------------------
this Agreement, Farrell will receive upon the execution of this Agreement, options to purchase Partech's common stock in the form attached hereto as
Exhibit 3 for 100,000 shares at $.78125 per share. Such options shall be exercisable for four (4) years commencing one (1) year from the Effective Date and shall contain one demand and piggyback registration rights as to the options and the underlying shares of common stock. Farrell's demand and piggyback registration rights shall commence one (1) year from the Effective Date and terminate five (5) years after the Effective Date. Partech will bear the costs of such registrations. Farrell shall pay any and all underwriting commissions and non-accountable expenses of any underwriter selected by Farrell to sell the options and common stock underlying the options (the "Registrable Securities"), together with the expenses of any legal counsel selected by Farrell to represent Farrell in connection with the sale of the Registrable Securities. Partech agrees to use its prompt best efforts to cause the filing required herein to become effective and to quality or register the Registrable Securities in such states as are reasonably requested by Farrell. The Company will maintain the effectiveness of any such registration statement, filed pursuant to Farrell's demand registration right, for the greater of (x) sixteen months from the date of the latest balance sheet of the audited financial statements contained therein on the initial effective date of such registration statement or (y) one year from the initial effective date of such registration statement. As to Farrell's piggyback registration rights, Partech agrees to qualify or register the Registrable Securities in such additional states as are reasonably requested by Farrell and Partech shall bear all costs and expenses, including reasonable counsel fees and expenses, of the qualification or registration of the Registrable Securities in such additional states as are reasonably requested by Farrell. As to Farrell's demand and piggyback registration rights, in no event shall Partech be required to register the Registrable Securities in a state in which such registration would cause (i) Partech to be obligated to do business in such state, or (ii) the principal stockholders of Partech to be obligated to escrow any of their Partech securities.
Additionally, Partech shall not be obligated to include the Registrable Securities in any registration statement filed by Partech in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities
Act of 1933, as amended (the "Act") or pursuant to Form S-4. The options to be granted pursuant to this Agreement shall be deemed fully and completely earned upon the Effective Date and the subsequent performance by Farrell under this Agreement shall not affect the validity and enforceability of the options so granted.

     (b) As soon as is practicable, Partech shall file any required notification or an additional listing application with the National Association of Securities Dealers, Inc. Automated Quotation Systems ("NASDAQ") and with any exchange upon which Partech's common stock is traded to list or permit the trading of the shares of common stock underlying the options. Partech shall obtain the qualification and listing of the foregoing shares of common stock on NASDAQ and upon any exchange upon which Partech's shares of common stock are then traded.

     (c) If the shares of Common Stock purchased pursuant to the exercise of the options are not subject to an effective registration statement under the Act, the certificate(s) evidencing shares of Common Stock purchased upon exercise of the options shall bear the appropriate restrictive legend.

5.  Overdue Payments.  In the event that any payment due Farrell under this
    -----------------
Agreement shall not be made when due, interest shall accrue on the unpaid balance of such overdue payments at the rate of 12% per annum until paid in full.

6.  Conflicts.  Farrell shall be an independent contractor and shall have no
    ----------
right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Partech, unless specifically authorized in writing by Partech. No provisions of this Agreement shall be construed to preclude Farrell, or any officer, director, agent, assistant, affiliate or employee of Farrell from engaging in any activity whatsoever, including without limitation receiving compensation for managing investments, or acting as an advisor, broker, or dealer, to any person or advisor, broker, or dealer, to or participant in any corporation, partnership, trust or other business entity or from receiving compensation or profit therefor. Farrell shall not be obligated to present any particular business combination to Partech, even if such opportunity is of such a character which, if presented to Partech, could be taken by Partech, and Farrell and any affiliate thereof shall have the right to take for its own account (individually or as trustee) or to recommend to others any such particular business combination.

     7.   Standard of Care.  Farrell  (including any person or entity acting for
          -----------------
or on behalf of Farrell) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by Partech or any subsidiary or for any acts or omissions of any kind, unless caused by the gross negligence or intentional misconduct of Farrell or any person or entity acting for or on behalf of Farrell.

     8.   Farrell's Representation and Warranty.   Farrell represents and
          --------------------------------------
warrants to Partech that, in connection with the services to be provided to Partech under this Agreement, Farrell will not violate any law or any rule or regulation of any governmental body or self-regulatory organization, including but not limited to the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. and any securities exchange registered with the SEC.

     9.   Indemnification.  (a) Partech and its present and future subsidiaries,
          ----------------
jointly and severally, agree to indemnify and hold harmless Farrell and its present and future shareholders as well as its and their officers, directors, affiliates, associates, employees, shareholders, attorneys and agents ("Farrell Indemnified Parties" or "Farrell Indemnified Party") against any loss, claim, damage or liability whatsoever (including reasonable attorneys' fees and expenses), to which such Farrell Indemnified Party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by Farrell pursuant to this Agreement if such act or omission did not violate the provisions of Sections 7 or 8 of this Agreement. So long as Partech has not provided counsel to the Farrell Indemnified Party in accordance with the terms of this Agreement, Partech and its subsidiaries agree to reimburse the Farrell Indemnified Parties on a monthly basis for the reasonable cost of defending any action or investigation (including reasonable attorneys' fees and expenses) subject to an understanding from such Farrell Indemnified Party to repay Partech or its subsidiaries if it is ultimately and judicially determined that such Farrell Indemnified Party is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against any Farrell Indemnified Party, it shall notify Partech within twenty (20) days after the Farrell Indemnified Party receives notice of such action, suit or proceeding and within thirty (30) days after receipt of notice of such threat. Partech shall have the right to appoint Partech's counsel to defend such action, suit or proceeding, provided that (i) in the sole judgment of any Farrell
Indemnified Party, there is no conflict involved in such counsel's representation of such Farrell Indemnified Party and (ii) such Farrell Indemnified Party consents to representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by Partech on behalf of any Farrell Indemnified Party shall not be acceptable to the Farrell Indemnified Party based upon the foregoing conditions, then
Partech shall have the right to designate alternative counsel to such Farrell Indemnified Party reasonably acceptable to such Farrell Indemnified Party, until such time as acceptable counsel can be appointed. In any event, Partech shall, at its sole cost or expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The Farrell Indemnified Party, or its co-counsel, shall promptly supply Partech's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. No Farrell Indemnified Party shall enter into any settlement without the prior written consent of Partech, which consent will not be unreasonably withheld.

     (b) Farrell agrees to indemnify and hold harmless Partech as well as its officers, directors, affiliates, associates, employees, shareholders, attorneys and agents ("Partech Indemnified Parties" or "Partech Indemnified Party") against any loss, claim, damage or liability whatsoever (including reasonable attorneys' fees and expenses), to which such Partech Indemnified Party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by Farrell pursuant to this Agreement if such act or omission violates the provisions of Sections 7 or 8 of this Agreement. So long as Farrell has not provided counsel to the Partech

Indemnified Party in accordance with the terms of this Agreement, Farrell agrees to reimburse the Partech Indemnified Parties on a monthly basis for the reasonable cost of defending any action or investigation (including reasonable attorneys' fees and expenses) subject to an understanding from such Partech Indemnified Party to repay Farrell if it is ultimately and judicially determined that such Partech Indemnified Party is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against any Partech Indemnified Party, it shall notify Farrell within twenty (20) days after the Partech Indemnified Party receives notice of such action, suit or proceeding and within thirty (30) days after receipt of notice of such threat. Farrell shall have the right to appoint Farrell's counsel to defend such action, suit or proceeding, provided that (i) in the sole judgment of any Partech Indemnified Party, there is no conflict involved in such counsel's representation of such Partech Indemnified Party and (ii) such Partech Indemnified Party consents to representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by Farrell on behalf of any Partech Indemnified Party shall not be acceptable to the Partech Indemnified Party based upon the foregoing conditions, then Farrell shall have the right to designate alternative counsel to such Partech Indemnified Party reasonably acceptable to such Partech Indemnified Party, until such time as acceptable counsel can be appointed. In any event, Farrell shall, at its sole cost or expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The Partech Indemnified Party, or its co-counsel, shall promptly supply Farrell's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. No Partech Indemnified Party shall enter into any settlement without the prior written consent of Farrell, which consent will not be unreasonably withheld.

     10.   Rights of First Refusal; Notification of Sales.  (a) During the three
           -----------------------------------------------
(3) year period commencing on the Effective Date and terminating on the three
(3) year anniversary of the Effective Date, Farrell shall have the right of first refusal to act as underwriter or agent for any and all public or private offerings of the securities of Partech, or any successor to or subsidiary of Partech or other entity in which Partech has an equity interest, (the "Subsequent Company Offering") or any secondary offering of Partech's securities by its officers, directors and Principal Stockholder(s) (the "Secondary Offerings"). Accordingly, if during such period Partech intends to make a Subsequent Company Offering or Partech receives notification from any of its officers, directors, or Principal Stockholders of its securities of such holder's intention to make a Secondary Offering, Partech shall notify Farrell in writing of such intention and of the proposed terms of the offering. Partech shall thereafter promptly furnish Farrell with such information concerning the business, condition and prospects of Partech as Farrell may reasonably request. If within thirty (30) business days of the receipt of such notice of intention and statement of terms Farrell does not accept in writing such offer to act as underwriter or agent with respect to such offering upon the terms proposed, Partech, its officer(s), director(s) and Principal Stockholder(s) shall be free to negotiate terms with other underwriters or agents with respect to such offering and to effect such offering on such proposed terms within six (6) months after the end of such thirty (30) business days. Before Partech and/or its officer(s), director(s) and Principal Stockholder(s) shall accept any modified proposal from such underwriter or agent, Farrell's preferential right shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted.

     (b) Each of the undersigned Officers, Directors and Principal Stockholders of Partech agree that during the three (3) year period commencing on the Effective Date and terminating on the three (3) year anniversary of the Effective Date, to notify Farrell at least five (5) business days in advance of any proposed sale of Partech's securities by any of them pursuant to Rule 144 under the Act. Any such notice shall be given in a manner contemplated by
Section 12 of this Agreement.

     (c) The failure by Farrell to exercise its Right of First Refusal in any particular instance shall not affect in any way such right with respect to any other Subsequent Company offering, Secondary Offering or sale.

     (d) For the purposes of this Agreement, a "Principal Stockholder" of Partech shall include each and every person or entity who is known to Partech to be the beneficial owner of more than five percent of any class of the voting securities of Partech. Said beneficial ownership and percentage is to be determined and calculated in accordance with Rule 13d-3, as amended, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     (e) Farrell's Rights of First Refusal hereunder may be terminated at any time by the payment of the sum of $50,000 to Farrell.

     (f) By execution of this Agreement, Partech's Officers, Directors and Principal Stockholders agree to be bound by the terms of this Section 10.

     11.   Entire Agreement; Waivers.  This Agreement supersedes any and all
           --------------------------
agreements, arrangements and understandings relating to the matters provided for herein, entered into or reached prior to the date hereof. No amendment, waiver or discharge of any provision hereof shall be effective unless in writing signed by the parties hereto. This Agreement shall inure to the successors and assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

     12.   Notices.  All notices and other communications hereunder shall be in
           --------
writing and shall be deemed to have been given when delivered personally or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, to the address set forth on the signature page of this Agreement or such other address as any party may notify the others pursuant thereto.

     13.   Survivability.  All provisions of this Agreement shall become
           --------------
effective on the Effective Date and all provisions of this Agreement, except for the provisions of Sections 2 and 3, shall survive the term of this Agreement provided for in Section 1 notwithstanding the termination of Sections 2 and 3 of this Agreement in accordance with Section 1.

     14.   Headings.  The headings in this Agreement are for purposes of
           ---------
reference only and shall not be considered in construing this Agreement.

     15.   Consent to Service of Process; Jurisdiction; Venue.  Each of the
           ---------------------------------------------------
parties hereto hereby consents to the personal jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York in New York County, New York in any action, suit or proceeding arising under this Agreement, agrees to bring any such action, suit or proceeding only in such courts and agrees further that service of process or notice in any such action, suit or proceeding shall be effective if given in the manner set forth in Section 12 hereof.

     16.   Options: Interpretation.   Following the Effective Date and the
           ------------------------
issuance of the options set forth in Section 4(a) and in the event of any inconsistency between the terms and conditions of the executed options and this Agreement, the executed options shall be controlling.

     17.   Governing Law.  This Agreement shall be governed and interpreted in
           --------------
accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof or the actual domiciles of the parties hereto.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date first written above.


M.S. FARRELL & CO., INC.                   PARTECH HOLDINGS CORPORATION

BY:     /s/ MARTIN F. SCHACKER             BY: /s/ JOHN E. RAYL
   ---------------------------------          ---------------------------
   Print Name: MARTIN F. SCHACKER             Print Name:
   Print Title:  CHAIRMAN                     Print Title:
   Address:  67 Wall Street                   Address:  3366 Riverside Drive
             New York, NY  10005                        Columbus, OH  43221

                                           OFFICERS, DIRECTORS AND
                                           PRINCIPAL STOCKHOLDERS OF
                                           PARTECH HOLDINGS CORPORATION
                                           SIGN BELOW:


                                                  /s/ JOHN E. RAYL
                                           -----------------------------------
                                           (Sign Name)

                                                   John E. Rayl
                                           -----------------------------------
                                           (Print Name)

                                               3366 Riverside Drive
                                               Columbus, Ohio 43221
                                           -----------------------------------
                                           (Print Address)


                                           -----------------------------------
                                           (Sign Name)


                                           -----------------------------------
                                           (Print Name)


                                           -----------------------------------
                                           (Print Address)


                                           -----------------------------------
                                           (Sign Name)


                                           -----------------------------------
                                           (Print Name)


                                           -----------------------------------
                                           (Print Address)

     In the event that Farrell shall first introduce Partech to another party or entity and that as a result of such introduction, a transaction in the nature described below between such party or entity and Partech is consummated, then Farrell will also earn a fee of 10% for each transaction by which Partech exchanges its assets for (i) cash, (ii) the securities of a third party, or
(iii) the securities of a third party and cash.

     Any such fee shall be payable by Partech to Farrell at the closing of such transaction in (i) cash, (ii) securities, or (iii) a combination of securities and cash, depending upon whether the transaction involves payment in (i) cash,
(ii) securities, or (iii) a combination of securities and cash, and without regard to whether payment is made on an installment basis. By way of example, if Partech receives $100,000 plus 100,000 shares of Common Stock of a third party in such a transaction, Farrell shall receive the sum of $10,000 plus 10,000 shares of Common Stock of the third party.



                                   EXHIBIT 1

     In the event that Farrell shall first introduce Partech to another party or entity and that as a result of such introduction, a transaction in the nature described below between such party or entity and Partech is consummated, then Farrell will also earn transaction fees payable at closing of the related transaction, for each merger, acquisition, joint venture, business combinations, debt or lease placement and similar or other on or off balance sheet corporate finance transactions (but excluding any transaction for which a fee is paid to Farrell by Partech pursuant to Exhibit 1), Partech shall pay Farrell a fee for each such transaction computed as follows:

     (a) 5% of the first $5,000,000 of the consideration paid in such transaction;

     (b)  4% of the consideration in excess of $5,000,000 and up to $6,000,000;

     (c) 3% of the consideration in excess of $6,000,000 and up to $7,000,000; and

     (d)  2% of the consideration in excess of $7,000,000 and up to $8,000,000;
          and

     (e)  1% of any consideration in excess of $8,000,000.

     Any such fee shall be payable by Partech to Farrell at the closing of such transaction in (i) cash, (ii) securities, or (iii) a combination of securities and cash, depending upon whether the transaction involves payment in (i) cash,
(ii) securities or (iii) a combination of securities and cash, and without regard to whether payment is made on an installment basis.

     By way of example, if Partech receives $8,000,000 plus 8,000,000 shares of the Common Stock of a third party to such a transaction, Farrell shall receive $340,000 in cash and 340,000 shares of Common Stock of the third party.



                                   EXHIBIT 2

                                                                       EXHIBIT 3


     The parties hereof did not agree to the terms of the Option Agreement specified as Exhibit 3 to the Consulting Agreement hereof. The Option Agreement hereof was not completed; therefore, the Option Agreement hereof is not being filed herewith the Consulting Agreement hereof.